Exhibit 99.2(B)

BY‑LAWS

of

American Beacon Sound Point Enhanced Income Fund

A Delaware Statutory Trust

Effective as of February 28, 2018

INTRODUCTION

A.  AGREEMENT AND DECLARATION OF TRUST.  These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time, in effect (the “Declaration of Trust”), of American Beacon Sound Point Enhanced Income Fund, a Delaware statutory trust (the “Trust”).  In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

B.  DEFINITIONS.  Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE I
OFFICES

Section 1.  PRINCIPAL OFFICES. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2.  DELAWARE OFFICE.  The Trustees shall establish a registered office in the State of Delaware and shall appoint a registered agent for service of process in the State of Delaware.

Section 3.  OTHER OFFICES.  The Board of Trustees (the “Board”) may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.  MEETINGS.  No annual meetings of the Shareholders (or any Class or Series) need be held unless required by law.  Special meetings of the Shareholders (or any Class or Series) may be called at any time by the President, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees.  Except as required by federal law, including the 1940 Act, Shareholders shall not be entitled to call, or to have the Secretary call, special meetings of the Shareholders.  To the extent required by federal law, including the 1940 Act, special meetings of the Shareholders shall be called by the Secretary upon the written request of the holder or holders of twenty-five percent (25%) or more of the total number of the then issued and outstanding Shares of the Trust entitled to vote at such meeting.  Any such request shall include proof of the requesting Shareholders’ ownership of Shares at the time of the request and state the purposes of the proposed meeting by way of a “Shareholder proposal” as discussed in Section 7, below.  Prior to the Trust preparing and mailing any notice for a Shareholder meeting, the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing such notice, which the Secretary shall determine and specify to such Shareholders.  The President, Secretary or other officer may fix in their discretion a date for the special meeting, which need not be the same date as that requested by the Shareholders.

Section 2.  PLACE OF MEETINGS.  Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board.  In the absence of any such designation by the Board, Shareholders' meetings shall be held at the principal executive office of the Trust.  For purposes of these By-Laws, the term “Shareholder” shall mean a record owner of Shares of the Trust.

Section 3.  CALL OF MEETING.  Meetings of the Shareholders shall be called as provided in Section 1 of this Article II.

Section 4.  ORGANIZATION OF MEETING.  The Board shall be entitled to make such rules and regulations for the conduct of meetings of the Shareholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to Shareholders of the Trust and their duly authorized and constituted proxies, and such other persons as the chairman shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Board or the chairman of the meeting determines that meetings of the Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The chairman of the meeting shall have the authority to adjourn meetings of the Shareholders as discussed in Section 8 of this Article II.

Section 5.  NOTICE OF SHAREHOLDERS' MEETING.  All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 6 of this Article II not less than seven (7) nor more than one hundred twenty (120) days before the date of the meeting.  The notice shall specify (i) the place, date and hour of the meeting; and (ii) the purpose of such meeting and/or the matters to be acted upon.  The notice of any meeting at which trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election.  Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

Section 6.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.  Notice of any meeting of Shareholders shall be given either personally or by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication, charges prepaid, addressed to the Shareholder at the address of that Shareholder (or facsimile number or electronic mail address as the case may be) appearing on the books of the Trust or its transfer agent or given by the Shareholder to the Trust for the purpose of notice.  If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that Shareholder by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication to the Trust's principal executive office.  Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by telegram, facsimile, electronic mail or other means of written communication.  Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Fund shall be effective if given by a single notice to all Shareholders who share an address if delivered in accordance with applicable regulations promulgated by the Securities and Exchange Commission.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

An affidavit of the mailing or other means of giving any notice of any Shareholders' meeting shall be executed by the secretary, assistant secretary, transfer agent, or solicitation agent of the Trust giving the notice and shall be filed and maintained in the records of the Trust.  Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at such meeting.

Section 7.  REQUIREMENTS FOR SHAREHOLDER NOMINATIONS AND PROPOSALS.  For a nomination or other proposal to be properly brought before either an annual meeting (should the Trust begin to hold annual meetings) or a special meeting called by a Shareholder or in a separate proxy in connection with an annual meeting (should the Trust begin to hold annual meetings) or a special meeting called (on behalf of the Trust or another Shareholder) by the Trustees or an officer of the Trust, the Shareholder (i) must have given timely notice thereof in writing to the Secretary of the Trust and such business must otherwise be a proper matter for action by Shareholders and (ii) must be a Shareholder at the time of giving of notice to the Secretary, on the record date for determination of Shareholders entitled to notice of and to vote at such meeting, and at the time of the meeting and any adjournments thereof, who is entitled to vote at the meeting and who has complied with the notice procedure set forth in this Section 7.  To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later to occur of (i) the 90th day prior to such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Trust.  In no event shall the public announcement of a postponement or adjournment of a meeting to a later date or time commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

Furthermore, to be proper such notice must set forth:

(i) as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee:

(A) the name, age, business address and residence address of such person;

(B) the principal occupation or employment of such person;

(C) the Series, Class and number of Shares of the Trust that are beneficially owned or owned of record by such nominee;

(D) the date such Shares were acquired and the investment intent of such acquisition;

(E) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected);

(F) representations that such nominee (1) is not an “interested person” of the Trust (as defined in the 1940 Act); (2) is not ineligible to serve as a trustee of the Trust under Section 9 of the 1940 Act; and (3) will be considered “independent” if a member of the Audit Committee of the Board of Trustees of the Trust under various rules and standards applicable to the Trust, and information regarding such nominee that will be sufficient for the Trust to confirm such representations; and

(G) any material agreements, arrangements, understandings or relationships between the person to be nominated and the Shareholder or any Shareholder Associated Person;

(ii) as to any other business that the Shareholder proposes to bring before the meeting:

(A) a description of the business desired to be brought before the meeting, the text of the proposal or business proposed to be considered (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material interest in such business of such Shareholder or any Shareholder Associated Person (as defined below) or family member (including any anticipated benefit to the Shareholder or Shareholder Associated Person or family member therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made;

(iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal and any associated person who has provided any financial assistance, funding or other consideration to the Shareholder or beneficial owner in respect of the proposal (a “Shareholder Associated Person”) is made:

(A) the name and address of such Shareholder, as they appear on the Trust’s stock ledger and the Shareholder’s current name and address, if different, the current name and address of any other nominee holder, and the current name and address, if different, of the Shareholder and any such beneficial owner;

(B) the Series, Class and number of Shares of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner or nominee holder, the date the Shares were acquired and the investment intent of such acquisition; and

(C) a description of all commercial and professional relationships and transactions between or among such Shareholder and such beneficial owners or their respective Shareholder Associated Persons, and any other person or persons known to such Shareholder and such beneficial owners or their respective Shareholder Associated Persons to have a material interest in the matter that is the subject of such notice; and

(D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of share price changes for, or to increase the voting power of, such Shareholder or beneficial owner or a Shareholder Associated Person with respect to any share of the Trust (collectively “Hedging Activities”), and (4) the extent to which such Shareholder or such beneficial owner, if any, has engaged in Hedging Activities with respect to shares or other equity interests of any other trust or company;

(iv) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such Shareholder’s notice.

Upon written request by the secretary or the Board of Trustees or any committee thereof, any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any committee thereof or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section and (B) a written update of any information previously submitted by the Shareholder pursuant to this Section as of an earlier date. If information submitted pursuant to this Section 7 by any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders is not verified satisfactorily in the discretion of the Board of Trustee, such information may be deemed to be insufficient for purposes of this Section 7.  If a Shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section.  The Trustees shall have the power and duty to determine whether a nomination or other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or other business is not in compliance with this Section 7, to declare that such nomination or proposal shall be disregarded.

Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the meeting of Shareholders of the Trust to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust.  For purposes of this Section 7, to be considered a qualified representative of the Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing at the meeting of Shareholders.

Nothing contained in this Section 7 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 8.  ADJOURNED MEETING; NOTICE.  Any Shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Shareholders present in person or by proxy, or by the chairman of the meeting without any such vote.  Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at a Shareholders' meeting prior to adjournment.  When a Shareholders’ meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty (180) days from the record date set for the original meeting, in which case the Board shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 5 and 6 of this Article II.  At any adjourned meeting, the Trust may transact any business that might have been transacted at the original meeting.

Section 9.  VOTING.  The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust and these By-Laws, as in effect at such time.  Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more Classes or Series of Shares shall require approval by the required vote of all the affected Classes and Series of Shares voting together as a single Class; provided, however, that as to any matter with respect to which a separate vote of any Class or Series of Shares is required by the 1940 Act or the Declaration of Trust, such requirement as to a separate vote by that Class or Series of Shares shall apply in addition to a vote of all the affected Classes and Series voting together as a single Class.  Shareholders of a particular Class or Series of Shares shall not be entitled to vote on any matter that affects only one or more other Classes or Series of Shares.  There shall be no cumulative voting in the election or removal of Trustees.

The Shareholders' vote may be by voice vote or by ballot; provided, however, that any election of trustees must be by ballot if demanded by any Shareholder before the voting has begun.  Any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to the total Shares that the Shareholder is entitled to vote on such proposal.

Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a Shareholders' meeting.  Abstentions and broker non-votes will be treated as votes present at a Shareholders’ meeting, but will not be treated as votes cast.  Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote “against” on proposals requiring a majority or other specified percentage of outstanding voting securities for approval.

Section 10.  QUORUM.  Except when a larger quorum is required by applicable law, the Declaration of Trust or these By-Laws, thirty-three and one-third percent (33-1/3%) of the Shares outstanding and entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum at such meeting.  When a separate vote by one or more Series or Classes is required, thirty-three and one-third percent (33-1/3%) of the outstanding Shares of each such Series or Class entitled to vote present in person or represented by proxy at a Shareholders’ meeting shall constitute a quorum of such Series or Class.

If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of Shareholders at the time and place of any meeting, the Shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the Shares present and entitled to vote on such matter may by vote adjourn the meeting from time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, if not otherwise adjourned by the chairman of the meeting, whereupon any such matter may be voted upon at the meeting as though held when originally convened.  The Shareholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough Shareholders to leave fewer than required to establish a quorum.

Section 11.  WAIVER OF NOTICE BY CONSENT OF ABSENT SHAREHOLDERS.  The transactions of a meeting of Shareholders, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy.  Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.  Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 12.  PROXIES.  Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Shareholder and filed with the secretary of the Trust; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 10.  A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Trust prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Trust before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the Delaware Act.

With respect to any Shareholders’ meeting, the Board may act to permit the Trust to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the Shareholder's authorization is received within eleven (11) months before the meeting.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.  At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance of rejection of votes shall be decided by the chairman of the meeting.

Section 13.  INSPECTORS OF ELECTION.  Before any meeting of Shareholders, the Board may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment.  If no inspector of election is so appointed, the chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint an inspector of election at the meeting.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint a person to fill the vacancy.

The inspector shall:

(i)   determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(ii)   receive votes, ballots or consents;

(iii)  hear and determine all challenges and questions in any way arising in connection with the right to vote;

(iv)  count and tabulate all votes or consents;

(v)   determine when the polls shall close;

(vi)  determine the result of voting or consents; and

(vii) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

ARTICLE III
TRUSTEES

Section 1.  TRUSTEES AND VACANCIES.  The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the State of Delaware, the Declaration of Trust, or these By-Laws.

Vacancies in the Board may be filled by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining trustee, unless the Board calls a meeting of Shareholders for the purpose of filling such vacancies.  In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to the provisions of the 1940 Act.  In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board; provided, however, that the percentage of Trustees who are not Interested Persons of the Trust shall be no less than that permitted by the 1940 Act.  Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by the 1940 Act, for the election of Trustees.

Section 2.  MEETINGS; PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman, President or by any other Trustee at the time being in office. Any or all of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

All meetings of the Board may be held at any place within or outside the State of Delaware that has been designated from time to time by the Board.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust.  Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another, and all such Trustees shall be deemed to be present in person at such meeting for purposes of the Delaware Act and, to the extent permitted, the 1940 Act.

Section 3.  REGULAR MEETINGS.  Regular meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board.  Such regular meetings may be held without notice.

Section 4.  SPECIAL MEETINGS.  Special meetings of the Board for any purpose or purposes may be called at any time by the chairman of the Board, the president, any vice president, the secretary or any Trustee.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, courier or telegram, charges prepaid, or by facsimile or electronic mail, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust.  In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting.  In case the notice is delivered personally, by telephone, by courier, to the telegraph company, or by express mail, facsimile, electronic mail or similar service, it shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting.  Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee.  The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 5.  ACTION WITHOUT A MEETING. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office; provided, that if a provision of the Declaration of Trust requires a different percentage of Trustees to take an action described in such provision, then such action may be taken without a meeting by the written consent of the percentage of Trustees specified in such provision.  Any such written consent may be executed and given by telecopy or similar electronic means.  Such written consents shall be filed with the minutes of the proceedings of the Trustees.  If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 6.  QUORUM.  A majority of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Sections 8 and 9 of this Article III.  Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Declaration of Trust.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 7.  WAIVER OF NOTICE.  Notice of any meeting need not be given to any Trustee who waives notice, consents to holding the meeting, or approves the minutes.  The waiver of notice or consent need not specify the purpose of the meeting.  All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement about the lack of notice to that Trustee.

Section 8.  ADJOURNMENT.  A majority of the Trustees present, whether or not constituting a quorum, may adjourn any matter at any meeting to another time and place.

Section 9.  NOTICE OF ADJOURNMENT.  Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than seven (7) days, in which case notice of the time and place shall be given before the time of the recommencement of an adjourned meeting to the Trustees who were present at the time of the adjournment.

Section 10. FEES AND COMPENSATION OF TRUSTEES.  Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board.  This Section 10 shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

ARTICLE IV
COMMITTEES

Section 1.  COMMITTEES OF TRUSTEES.  The Board may, by resolution adopted by a majority of the authorized number of Trustees, designate one or more committees as set forth in the Declaration of Trust, to serve at the pleasure of the Board.  The Board may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee.  The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair.  Each committee member shall serve at the pleasure of the Trustees.  Each committee shall maintain records of its meetings and report its actions to the Trustees.  The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect.  The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.

Section 2.  MEETINGS AND ACTION OF COMMITTEES.  Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee.  Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee.  The Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE V
OFFICERS

Section 1.  OFFICERS.  The officers of the Trust shall be a president, a secretary, and a treasurer.  The Trust may also have, at the discretion of the Board, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.  Except for the offices of President and Secretary, any number of offices may be held by the same person.  Any officer may be, but need not be, a Trustee or Shareholder.

Section 2.  ELECTION OF OFFICERS.  The officers of the Trust shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment. Except for the offices of president and secretary, two or more offices may be held by a single person.

Section 3.  SUBORDINATE OFFICERS.  The Board may appoint and may empower the president to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board may from time to time determine.

Section 4.  REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board, or by an officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Trust.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice.  Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5. VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

Section 6.  CHAIRMAN OF THE BOARD.  The chairman of the Board shall, if present, preside at meetings of the Board and the Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to the chairman by the Board or prescribed by these By‑Laws.  In the absence, resignation, disability or death of the president, the chairman shall exercise all the powers and perform all the duties of the president until his or her return, such disability shall be removed or a new president shall have been elected.  The Trustees may grant the title of chairman emeritus to a Trustee who previously served as chairman of the Board.

Section 7.  VICE CHAIR.  The Trustees may appoint one of their number to be vice chair of the Board of Trustees.  Any vice chair shall perform such duties as may be assigned to him or her from time to time by the Trustees.

Section 8.  PRESIDENT.  Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board, the president shall be the principal operating and executive officer of the Trust and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Trust.  In the absence of the chairman of the Board, the president or his designee shall preside at all meetings of the Shareholders and at all meetings of the Board.  The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

Section 9.  VICE PRESIDENTS.  In the absence or disability of the president and the chairman of the Board, the executive vice presidents or vice presidents, if any, in order of their rank as fixed by the Board or if not ranked, an executive vice president or vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all powers of, and be subject to all the restrictions upon, the president.  The executive vice presidents or vice presidents, whichever the case may be, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these By-Laws, the president or the chairman of the Board.

Section 10. SECRETARY.  The secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of Shares present or represented at Shareholders' meetings, and the proceedings.

The secretary shall cause to be kept at the principal executive office of the Trust or at the office of the Trust's administrator, transfer agent or registrar, as determined by resolution of the Board, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number, Series and Classes of Shares held by each, the number and date of certificates, if any, issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board required by these By-Laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board or by these By-Laws.

Section 11. TREASURER.  The treasurer shall be the principal financial and accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares.  The books of account shall at all reasonable times be open to inspection by any trustee.

The treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board.  The treasurer shall disburse the funds of the Trust as may be ordered by the Board, shall render to the president and Trustees, whenever they request it, an account of all of the treasurer’s transactions as principal financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board or these By-Laws.

Section 12. CHIEF LEGAL OFFICER.  The Chief Legal Officer, to the extent the Board may determine that such role shall exist rather than a qualified legal compliance committee, shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules (“Attorney Conduct Rules”) enacted by the Securities and Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the “Act”).  The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act.  The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.

Section 13. CHIEF COMPLIANCE OFFICER.  The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures approved by the Board under Rule 38a-1 of the 1940 Act.  Notwithstanding any other provision of these By-Laws, the designation, removal and compensation of Chief Compliance Officer are subject to Rule 38a-1 under the 1940 Act.

Section 14. COMPENSATION OF OFFICERS.  Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

ARTICLE VI
RECORDS AND REPORTS

Section 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER.  The Trust shall keep at its offices or at the office of its transfer or other duly authorized agent, records of its Shareholders, which provide the names and addresses of all Shareholders and the number, Series and Classes, if any, of Shares held by each Shareholder.  Such records may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any proper purpose reasonably related to such Shareholder’s interest as a Shareholder.  A Shareholder that is otherwise eligible under applicable law to inspect the Trust’s Share register shall have no right to make such inspection if the Board determines that such Shareholder has an improper purpose for requesting such inspection.

Section 2.  MAINTENANCE AND INSPECTION OF DECLARATION OF TRUST AND BY‑LAWS.  The Trust shall keep at its offices the original or a copy of the Declaration of Trust and these By‑Laws, as amended or restated from time to time, where they may be inspected during the Trust’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Trust, for any proper purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 3. MAINTENANCE AND INSPECTION OF OTHER RECORDS.  The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board or any advisory committee shall be kept at such place or places designated by the Board or, in the absence of such designation, at the offices of the Trust.  The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

If information is requested by a Shareholder, the Board, or, in case the Board does not act, the president, any vice president or the secretary, shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents.  Costs of providing such information and documents shall be borne by the requesting Shareholder.  The Trust shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

The Board, or, in case the Board does not act, the president, any vice president or the secretary, may keep confidential from Shareholders for such period of time as the Board or such officer, as applicable, deems reasonable any information that the Board or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board or such officer, as the case may be, in good faith believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by agreement with a third party to keep confidential.

Section 4.  INSPECTION BY TRUSTEES.  Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VII
DIVIDENDS

Section 1.  DECLARATION OF DIVIDENDS.  Dividends upon the Shares of beneficial interest of the Trust may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board at any regular or special meeting, pursuant to applicable law.  Dividends may be paid in cash, in property, or in Shares of the Trust.

Section 2.  RESERVES.  Before payment of any dividend, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Board may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for repairing or maintaining any property of the Trust, or for such other purpose as the Board shall deem to be in the best interests of the Trust, and the Board may abolish any such reserve in the manner in which it was created.

ARTICLE VIII
GENERAL MATTERS

Section 1.  CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.  All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by the Board or as may be contracted to service providers.

Section 2.  CONTRACTS AND INSTRUMENTS; HOW EXECUTED.  The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.  CERTIFICATES FOR SHARES.  No certificates for Shares of beneficial interest in any Series shall be issued except as the Board may otherwise determine from time to time.  Should the Board authorize the issuance of such certificates, a certificate or certificates for Shares of beneficial interest in any Series of the Trust may be issued to a Shareholder upon the Shareholder’s request when such Shares are fully paid.  All certificates shall be signed in the name of the Trust by the chairman of the Board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of Shares and the Series and Class of Shares owned by the Shareholders.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.  Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means.

Section 4.  LOST CERTIFICATES.  Except as provided in Section 3 of this Article VIII or this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time.  The Board may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including a provision for indemnification of the Trust secured by a bond or other adequate security sufficient to protect the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5.  REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The chairman of the Board, the president or any vice president or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Trust any and all Shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Trust.  The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6.  TRANSFER OF SHARES.  Shares of the Trust shall be transferable only on the record books of the Trust by the person in whose name such Shares are registered, or by his or her duly authorized attorney or representative.  In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Trust, its transfer agent or other duly authorized agent.  In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Trust, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Trust, its transfer agent or other duly authorized agent.  No transfer shall be made unless and until the certificate issued to the transferor, if any, shall be delivered to the Trust, its transfer agent or other duly authorized agent, properly endorsed.

Section 7. HOLDERS OF RECORD.  The Trust shall be entitled to treat the holder of record of any share or Shares of the Trust as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or Shares on the part of any other person, whether or not the Trust shall have express or other notice thereof.

Section 8.  FISCAL YEAR.  The fiscal year of the Trust shall be established, re-established or changed from time v to time by resolution of the Board.

Section 9.  SEVERABILITY.  The provisions of these By-Laws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with applicable provisions of the 1940 Act or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

Section 10.  HEADINGS.  Headings are placed in these By-Laws for convenience of reference only. In case of any conflict, the text of these By-Laws, rather than the headings, shall control.  Any principles of construction set forth in the Declaration of Trust also shall apply to these By-Laws.

ARTICLE IX
AMENDMENTS

Section 1.  AMENDMENT.  These By-Laws may be restated and/or amended at any time, without the approval of the Shareholders, by an instrument in writing signed by, or a resolution of, a majority of the then Board.